Grant No.: ______

DRAFT -
SUBJECT TO COMPLETION

STANDARD FORM-
RESTRICTED STOCK AWARD
FOR DIRECTORS

METROPOLITAN HEALTH NETWORKS, INC.

Restricted Stock Award Agreement for Independent Directors

_________ Shares of Restricted Stock

THIS AGREEMENT (this “Agreement”) dated as of the ______ day of __________, 2007, between METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (the “Company”) and _________________________________ (“Participant”) is made pursuant and subject to the provisions of the Company’s Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Award of Stock. Pursuant to the Plan, the Company, on [___________] (the “Date of Grant”) granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an Award of ______ shares of Restricted Stock.

2. Restrictions. The shares of Restricted Stock are nontransferable and are subject to forfeiture until vested.

3. Vesting. Subject to paragraph 5 and except as provided in paragraphs 4 and 6 below, Participant’s interest in the shares of Restricted Stock shall become transferable and nonforfeitable (“Vested”) on the one (1) year anniversary of the Date of Grant.

4. Death or Disability. In the event of Participant’s death or Disability (as defined in the Plan) while serving as a member of the Board of Directors (a “Director”) of the Company and prior to the forfeiture of the shares of Restricted Stock under paragraph 6, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s termination of service as a Director of the Company on account of death or Disability.

5. Change in Control. Notwithstanding any other provision of this Agreement, all shares of Restricted Stock not previously forfeited shall become Vested upon a Change in Control (as such term is defined in Section 13.2 of the Plan).

6. Forfeiture. Upon the Participant’s termination of service as a Director of the Company (and all affiliates) for any reason (other than on account of the Participant’s death or becoming Permanently and Totally Disabled or in connection with a Change in Control), all non-Vested shares of Restricted Stock granted under this Agreement shall be forfeited as of the date of termination and the escrow shall be terminated.

7. Escrow for Restricted Shares.

(a) Until the Restricted Stock is Vested, the underlying shares shall be held by the Company in escrow. Upon becoming vested, a share certificate for the newly vested shares shall be delivered to the Participant as soon as administratively feasible after the date of vesting.

(b) Subject to the requirements of Paragraph 8, the Participant shall have all the rights of a shareholder with respect to the shares held in escrow, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

(c) Any shares held in escrow under this Agreement shall be held, and a certificate shall be issued, in the name of the Participant. The Participant does hereby irrevocably constitute and appoint the Company’s Chief Financial Officer and Controller as Participant’s attorney to transfer any forfeited shares on the books of the Company with full power of substitution in the premises. The Chief Financial Officer and/or the Controller shall use the authority granted in this paragraph 7 to cancel any shares of Restricted Stock that are forfeited.

8. Share Distributions and Dividends. If a dividend or other distribution declared with respect to Company shares is payable in shares, any shares distributed with respect to the shares of Restricted Stock held in escrow hereunder also shall be held in escrow subject to the same terms and restrictions applicable to the escrowed shares to which such distribution relates. If the Shares held in escrow shall be changed into or exchangeable for a different number or kind of stock or other securities of the Company or other corporation (whether through reorganization, reclassification, recapitalization, stock split-up, merger or otherwise), such substituted stock or other securities shall be held in escrow subject to the same terms and restrictions as were applicable to the replaced shares of Restricted Stock.

9. Confidentiality and Non-Competition. Notwithstanding any other provision of this Agreement, any Restricted Stock granted pursuant to this Agreement or the proceeds from the sale of any shares of Vested Restricted Stock shall be forfeited by you if you engage in any conduct that violates any non-competition, confidentiality or non-solicitation obligation owed by you to the Company (or any of its affiliates or subsidiaries) whether pursuant to an agreement, policy, common law, statute or otherwise. You acknowledge that this grant constitutes good, valuable and sufficient consideration for your performance of those provisions.

10. Fractional Shares. A fractional share shall not be issued hereunder, and when any provision hereof may cause a fractional share to be issued, any such fractional share shall be disregarded.

11. No Right to Continued Participation as Director of the Company. Neither the Plan nor this Agreement shall confer upon you any right to continue serving as a Director of (or any other relationship with) the Company or any subsidiary, affiliate, or parent thereof, or limit in any respect the right of the Company or any subsidiary, affiliate, or parent thereof to terminate your services as a Director of, or other relationship with, the Company or any subsidiary, affiliate, or parent thereof, as the case may be, at any time.

12. Adjustments. In the event that, after the date hereof, the outstanding shares of the Company's common stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in common stock, the Committee shall appropriately adjust the number of shares of Restricted Stock (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

13. Governing Law. Except as otherwise required by applicable law, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, but without regard to the principle of conflict of laws thereof. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

14. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, as amended from time to time, which are hereby incorporated herein by reference. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. However, notwithstanding the above, no Plan amendment may deprive you of any Restricted Stock theretofore granted under the Plan without your consent, and no Plan amendment requiring shareholder approval (if any) may be made without such shareholder approval. The interpretation and construction by the Committee of the Plan, this Agreement, the Restricted Stock granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon you. Until the Restricted Stock shall expire, terminate, or Vest in full, the Company shall, upon written request therefore, send a copy of the Plan, in its then-current form, to you or any other person or entity then entitled to the Restricted Stock.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and upon the legal representatives, executors, administrators, heirs, legatees and any permitted assignee of the Participant.

16. Section 83(b) Election. The Participant may make a Section 83(b) election to treat the shares of Restricted Stock granted to him under Paragraph 1 as taxable income at the time of transfer under this Agreement. A section 83(b) election form (with accompanying instructions) which may be used for this purpose is attached to this Agreement as Exhibit A.

17. Tax Withholding. Participant shall make arrangements, satisfactory to the Company, for the satisfaction of income and employment tax withholding requirements related to the Restricted Stock. In accordance with such procedures as may be established by the Committee, Participant may surrender shares of common stock, including shares of Vested Restricted Stock, in satisfaction of the tax withholding requirement; provided, however, that the number of shares to be surrendered or withheld shall be determined using the minimum rate at which income and employment taxes must be withheld and the Fair Market Value of common stock as of the date of withholding.

18. Notices. All notices and other communications required or permitted hereunder shall be in writing and deemed to have been received on the date of delivery if delivered by hand or overnight express, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to the Company, c/o General Counsel, at 250 S. Australian Avenue, Suite 400, West Palm Beach, Florida 33401, and to Participant at Participant’s address as set forth on the signature page hereto (or such other address to which the Company or you hereby notify the other party hereto to send such notices and communications). Such notices and other communications shall not be considered delivered until actually received or deemed received pursuant to this Section 18.

19. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

20. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Participant and supersedes any prior agreements and understandings, oral or written, between the Company and you concerning the subject matter of this Agreement.

21. Construction. The section headings contained in this Agreement are for reference only and shall have no effect on the interpretation of any of the provisions of this Agreement.

22. Amendment. This Agreement may (except as provided in the Plan) only be amended, altered or modified by a written instrument signed by the parties hereto, or their respective successors, and it may not be terminated (except as provided herein or in the Plan).

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

METROPOLITAN HEALTH NETWORKS, INC.

By:
Michael M. Earley, Chairman

DIRECTOR

Address:

Social Security Number:

Grant No.: ______

EXHIBIT A

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
IN GROSS INCOME IN YEAR OF TRANSFER UNDER SECTION 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, I hereby elect to include in my gross income at the time of transfer the amount includible under Section 83(b) with respect to the restricted property described below, in accordance with applicable regulations:

1.	The name, address and taxpayer information number of the undersigned are:

Name:        ____________________________________________________________

Address:    ____________________________________________________________

Taxpayer Identification Number: ___________________________________________

2.	Description of property with respect to which the election is being made:

__________________________ shares of common stock, $.001 par value, of Metropolitan Health Networks, Inc.

3.	Date on which the property was transferred and taxable year for which the election is made:

Date of transfer: _______________

Taxable year for which election made: Calendar year ______

4.	The nature of the restriction(s) to which the property is subject:

Forfeiture in the event that the undersigned terminates his/her services as a member of the Board of Directors of Metropolitan Health Networks, Inc. before the restricted shares becomes vested in accordance with the terms of the Restricted Stock Award Agreement.

5.	Fair market value at time of transfer:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is ______ per share, for an aggregate fair market value of $_____________.

6.	Amount paid for the property:

No amount has been paid by the undersigned for said property.

7.	Furnishing statement to company:

A copy of this statement has been furnished to Metropolitan Health Networks, Inc.

Dated:

Signature:

Name:

INSTRUCTIONS FOR SECTION 83(b) ELECTION FORM:

1. Review and complete all items on this form, including:

▪	Address and taxpayer identification number (i.e., Social Security number) (Item 1)

▪	Date of transfer (Item 3)

▪	Fair market value per share and in the aggregate (Item 5)

▪	Signature and date (bottom)

2. Provide a copy of this form within 30 days of the date of the agreement to:

▪	the CFO or Controller for Metropolitan Health Networks, Inc.

▪	Director, Internal Revenue Service Center, of the Service Center where you expect to file your income tax return

3. Attach a copy of this form to your Federal income tax return for the calendar year involved.